Exhibit 4.3

COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Third Amended and Restated Investor Rights Agreement (the “Agreement”) is made as of May 9, 2014, among Coherus BioSciences, Inc., a Delaware corporation (the “Company”), and the stockholders listed on Exhibit A hereto (individually an “Investor” and collectively the “Investors”).

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) and/or shares of Common Stock, par value $0.0001 per share (the “Common Stock”) issued upon conversion thereof and possess registration rights, information rights, rights of first offer and other investor rights pursuant to that certain Second Amended and Restated Investor Rights Agreement dated as of December 26, 2012 by and among the Company and the persons listed on Exhibit A attached thereto (the “Prior Agreement”).

WHEREAS, any provision of the Prior Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and an Investor or Investors (as defined under the Prior Agreement) holding, in the aggregate, more than fifty-five percent (55%) of the outstanding shares of the Registrable Securities (as defined under the Prior Agreement).

WHEREAS, the undersigned Existing Investors, as holders of more than fifty-five percent (55%) of the outstanding shares of the Registrable Securities desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement.

WHEREAS, certain Investors are parties to the Series C Preferred Stock Purchase Agreement of even date herewith, by and among the Company and the parties named therein (the “Series C Purchase Agreement”), which provides that as a condition to the closing of the sale of the Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock” and collectively with the Series A Preferred Stock and Series B Preferred Stock, the “Preferred Stock”) on the date hereof, this Agreement must be executed and delivered by Existing Investors holding more than fifty-five percent (55%) of the outstanding shares of the Registrable Securities and the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Existing Investors hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1. Restrictions on Transferability; Registration Rights.

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1.1 Certain Definitions. As used in this Agreement, the following terms have the following respective meanings:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, limited partner, member, managing member, officer, employee or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For purposes of this definition, the term “control” when used with respect to any Person shall mean the power to direct the management or policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Beacon” means Beacon Bioventures Fund III Limited Partnership, a Delaware limited partnership.

“Board” means the board of directors of the Company.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Convertible Securities” means any bonds, debentures, notes or other evidences of indebtedness, and any options, warrants, shares (including, but not limited to, shares of Preferred Stock) purchase rights or any other securities convertible into, exercisable for, or exchangeable for Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Form S-3 Initiating Holders” means any Holder or Holders who in the aggregate hold not less than thirty percent (30%) of the Registrable Securities then outstanding and who propose to register securities, the aggregate offering price of which, net of underwriting discounts and commissions, exceeds $1,000,000.

“Holder” means (i) any Investor holding Registrable Securities and (ii) any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 1.11 hereof.

“Initiating Holders” means any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the Registrable Securities then outstanding and who propose to register securities representing not less than thirty percent (30%) of the Registrable Securities then outstanding, the aggregate offering price of which, net of underwriting discounts and commissions, exceeds $5,000,000.

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“IPO” means the first public offering of the Common Stock of the Company to the general public that is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act.

“Major Investor” means each Investor who holds not less than 1,000,000 shares of Registrable Securities (as adjusted for stock splits, combinations, reorganizations and the like).

“New Securities” means any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether authorized or not, and rights, options, or warrants to purchase said shares of capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that the term “New Securities” does not include (i) securities issued pursuant to the Purchase Agreement; (ii) securities issued upon conversion of any Convertible Securities; (iii) securities issued to employees, consultants, officers, and directors of the Company, pursuant to any arrangement approved by the Board; (iv) securities issued pursuant to any rights or agreements, including, without limitation, Convertible Securities, options, and warrants, provided that the Company shall have complied with the right of first offer established by Section 2 below with respect to the initial sale or grant by the Company of such rights or agreements, or provided that such rights or agreements existed prior to the Company’s obligations under Section 2; (v) securities issued in connection with any stock split, stock dividend, or recapitalization by the Company; (vi) securities issued as acquisition consideration pursuant to the acquisition of another business entity by the Company by merger, purchase of substantially all of the assets or shares, or other reorganization whereby the Company will own not less than a majority of the voting power of the surviving or successor corporation; (vii) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor, or other person, if such issuance is approved by the Board; (viii) securities issued to vendors or customers of the Company, or to other persons in similar commercial arrangements with the Company, if such issuance is approved by the Board; (ix) securities issued in connection with corporate partnering transactions, if such issuance is approved by the Board; and (x) any right, option, or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to clauses (i) through (ix) above.

“Other Stockholders” means persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Pro Rata Portion” means the ratio that (x) the sum of the number of shares of the Company’s Common Stock held by an Investor immediately prior to the issuance of New Securities, assuming full exercise and/or conversion of any outstanding Convertible Securities and all Company securities exercisable and/or convertible into the Company’s Common Stock then held by such Investor, bears to (y) the sum of the total number of shares of the Company’s Common Stock then outstanding, assuming full exercise and/or conversion of all Convertible Securities and Company securities exercisable and/or convertible into the Company’s Common Stock then outstanding.

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The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 1.3, 1.4, and 1.5 hereof, including, without limitation, all registration, qualification, listing and filing fees, accounting fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of one counsel for all of the Holders registering securities in any given registration, blue sky fees and expenses, fees of transfer agents, registrars, and independent public accountants to the Company, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), but shall not include Selling Expenses.

“Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Preferred Stock and (ii) any Common Stock of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clause (i) above; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (C) transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 1.11 hereof, or (D) with respect to each Holder, all such shares held by such Holder become eligible for sale under Rule 144 of the Securities Act (or any similar or successor rule) during any one ninety (90) day period.

“Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 1.2 hereof.

“Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Rule 145” means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

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1.2 Restrictions.

(a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 1.2 and Section 1.12, provided and to the extent such Sections are then applicable, and (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (ii) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, such Holder shall have furnished the Company either with (x) an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act, (y) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Registrable Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, or (z) such other evidence reasonably satisfactory to the Company that the proposed dispositions may be effected without registration under the Securities Act. Notwithstanding the foregoing, no such registration statement, opinion of counsel, “no action” letter or other evidence shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (C) a corporation to its shareholders in accordance with their interests in the corporation or to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (D) in the case of Beacon, to an Affiliate, or (E) to the Holder’s family member or trust for the benefit of an individual Holder, provided in all cases enumerated in clauses (A) – (E) that the transferee is subject to the terms of this Section 1.2 and Section 1.12 as if such transferee were an original Holder hereunder. Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.2.

(b) Each certificate representing Registrable Securities shall be stamped or otherwise imprinted with legends substantially in the following forms (in addition to any legend required under applicable state securities laws or the Company’s charter documents):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

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(c) The Company shall promptly reissue unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be disposed of without registration, qualification, or legend.

1.3 Requested Registration.

(a) Request for Registration. If the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification, or compliance, the Company will:

(i) promptly deliver written notice of the proposed registration, qualification, or compliance to all other Holders; and

(ii) as soon as practicable, use its best efforts to effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request delivered to the Company within twenty (20) days after delivery of such written notice from the Company;

provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 1.3:

(A) Prior to the earlier of: (i) three (3) years following the date of this Agreement, and (ii) six months following the effective date of the IPO;

(B) After the Company has effected four (4) such registrations pursuant to this Section 1.3, such registrations have been declared or ordered effective, and the securities offered pursuant to such registrations have been sold;

(C) During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on a date one hundred and eighty (180) days after the effective date of, a registration initiated by the Company; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith;

(D) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

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(E) If in the good faith judgment of the Board, such registration would be seriously detrimental to the Company and the Board concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and the Company thereafter delivers to the Initiating Holders a certificate, signed by the President or Chief Executive Officer of the Company, stating that in the good faith judgment of the Board it would be detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to register, qualify, or comply under this Section 1.3 shall be deferred for a period not to exceed ninety (90) days from the delivery of the written request from the Initiating Holders; provided, however, that the Company may not utilize this right more than twice in any twelve (12) month period;

(F) If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company, which consent will not be unreasonably withheld);

(G) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 1.4 hereof.

Subject to the foregoing clauses (A) through (G), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 1.3(c) and Section 1.5(b) hereof, include other securities of the Company with respect to which registration rights have been granted, and may include securities being sold for the account of the Company.

(b) Underwriting. The right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities held by such Holder.

(c) Procedures. If the Company shall request inclusion in any registration pursuant to this Section 1.3 of securities being sold for its own account, or if other stockholders (other than the Holders) invoking contractual rights for inclusion in any registration pursuant to this Section 1.3, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the applicable provisions of this Section 1 (including without limitation the allocation provisions below). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into and perform its obligations under an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this

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Section 1.3, if the managing underwriter advises the Initiating Holders in writing that it has determined in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated , first, to the Holders of Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); second, to shares to be registered and sold for the Company’s own account; and third, to the stockholders (other than the Holders) invoking contractual rights to have their securities registered, if any, on a pro rata basis. If any person who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person shall be excluded therefrom by written notice delivered by the Company or the managing underwriter. Any Registrable Securities and/or other securities so excluded or withdrawn shall also be withdrawn from registration.

1.4 Registration on Form S-3.

(a) Qualification on Form S-3. After the IPO, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form. To that end the Company shall register (whether or not required by law to do so) its Common Stock under the Exchange Act in accordance with the provisions of the Exchange Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form or forms.

(b) Request for Registration on Form S-3. After the Company has qualified for the use of Form S-3 or any comparable successor form, if the Company shall receive from Form S-3 Initiating Holders a written request that the Company effect a registration on Form S-3 the Company will:

(i) promptly deliver written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, use its best efforts to effect such registration, qualification, or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request delivered to the Company within twenty (20) days after delivery of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 1.4:

(A) If the Company has effected two (2) such registrations pursuant to this Section 1.4 within the twelve (12) months period immediately preceding the date of such request;

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(B) During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on a date one hundred and eighty (180) days after the effective date of, a registration initiated by the Company; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith;

(C) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(D) If in the good faith judgment of the Board, such registration would be seriously detrimental to the Company and the Board concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and the Company thereafter delivers to the Initiating Holders a certificate, signed by the President or Chief Executive Officer of the Company, stating that in the good faith judgment of the Board it would be detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to register, qualify, or comply under this Section 1.4 shall be deferred for a period not to exceed ninety (90) days from the date of delivery of the written request from the Initiating Holders; provided, however, that the Company may not utilize this right more than twice in any twelve (12) month period.

(c) Underwriting; Procedure. If a registration requested under this Section 1.4 is for an underwritten offering, the provisions of Sections 1.3(b) and 1.3(c) shall apply to such registration (provided that all references therein to “Initiating Holders” shall refer to the Form S-3 Initiating Holders).

1.5 Company Registration.

(a) Notice of Registration. If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than (A) a registration pursuant to Sections 1.3 or 1.4 hereof, (B) a registration on Form S-8 (or similar successor form) relating solely to employee benefit plans, or (C) a registration on Form S-4 (or a similar successor form) relating solely to a Rule 145 transaction, , the Company will:

(i) promptly deliver to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.5(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by any Holder and delivered to the Company within ten (10) days after the written notice is delivered by the Company. Such written request may include all or a portion of a Holder’s Registrable Securities.

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(b) Underwriting; Procedures. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.5(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.5 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other stockholders (other than the Holders) invoking contractual rights to distribute their securities through such underwriting) enter into and perform their obligations under an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.5, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company for its own account; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder (other than a Holder) invoking contractual rights to have their securities registered, if any, on a pro rata basis. Notwithstanding the foregoing, the number of shares of Registrable Securities held by the Holders included in such registration shall not be reduced below ten percent (10%) of the total amount of securities included in such registration, unless such offering is the IPO, in which case the selling Holders may be excluded entirely if the underwriters make the determination described above, and no other stockholder’s securities are included. If the underwriters have not limited the number of shares to be underwritten for the Company’s account and the account of the Holders, the Company may include securities for the account of employees, officers, directors and consultants. If any person who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person shall be excluded therefrom by written notice delivered by the Company or the managing underwriter. Any Registrable Securities and/or other securities so excluded or withdrawn shall also be withdrawn from registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.5 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

1.6 Registration Procedures. In the case of each registration, qualification, or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification, and compliance and as to the completion thereof and, at its expense, the Company will:

(a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the registration statement has been completed, whichever occurs first; provided, however, that (i) such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock or other securities of the Company, and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a

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continuous or delayed basis, such 90-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that if Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above shall be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

(b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as such Holders and underwriters may reasonably request in order to facilitate the public offering of such securities;

(c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Sections 1.6(a) above;

(d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and prepare and file with the Commission such supplements to or amendments of such prospectus or registration statement as may be necessary so that such prospectus or registration statement, as so amended or supplemented, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdictions and except as may be required by the Securities Act;

(f) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

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(g) Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) Use its best efforts to furnish on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders participating in the registration of Registrable Securities and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders participating in the registration of Registrable Securities (to the extent the then-applicable standards of professional conduct permit said letter to be addressed to the Holders).

1.7 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them, and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this Section 1, and the refusal to furnish such information by any Holder or Holders shall relieve the Company of its obligations in this Section 1 with respect to such Holder or Holders.

1.8 Indemnification.

(a) To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors, employees, agents, partners, legal counsel, and accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, or liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus (preliminary or final), offering circular, or other document (including any related registration statement, free writing prospectus, notification, or the like), or any amendment or supplement thereto, incident to any such registration, qualification, or compliance, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arising out of or based on any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act or any other federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification, or compliance, and the Company will promptly reimburse each such Holder, each of its officers,

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directors, employees, agents, partners, legal counsel, and accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending, or settling any such claim, loss, damage, liability, or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in strict conformity with written information furnished to the Company by such Holder, controlling person, or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of their officers, directors, and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, free writing prospectus, prospectus (preliminary or final), offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein, in light of the circumstances in which they were made, or necessary to make the statements therein not misleading, and will promptly reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in strict conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that that in no event shall any indemnity under this Section 1.8 exceed the net proceeds received by such Holder in such offering.

(c) Each party entitled to indemnification under this Section 1.8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the

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Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such claim, loss, damage, liability, or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 1.8 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above. In no event shall any contribution by a Holder under this Section 1.8 exceed the net proceeds received by such Holder in such offering.

(e) The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, and liabilities referred to above in this Section 1.8 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 1.8(c). No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(g) The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement.

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1.9 Expenses of Registration. All Registration Expenses shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 1.3 and subsequently withdrawn by the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), such registration proceeding shall not be counted as a requested registration pursuant to Section 1.3. Furthermore, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.3, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.3, and the Holders shall not bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the Registerable Securities included in such registration pro rata on the basis of the number of such shares so registered.

1.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

(a) Register its Common Stock under Section 12(g) or 12(b) of the Exchange Act, as soon as practicable, but in any event not later than ninety (90) days after the close of the Company’s first fiscal year following the effective date of the first registration statement filed by the Company relating to a public offering other than to employees of the Company under an employee option plan or employee stock purchase plan;

(b) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(c) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(d) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of any other reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

1.11 Transfer of Registration Rights. The rights to cause the Company to register securities granted to any party hereto under Section 1 may be assigned by a Holder

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only to a transferee or assignee of not less than One Hundred Thousand (100,000) shares of Registrable Securities (as appropriately adjusted for stock splits and the like), provided that the Company is given written notice at the time of or within a reasonable time after said assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and, provided further, that the assignee of such rights assumes in writing the obligations of such Holder under this Section 1. Notwithstanding the foregoing, no such minimum share assignment requirement shall be necessary for an assignment by a Holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (C) a corporation to its shareholders in accordance with their interests in the corporation, (D) in the case of Beacon, to an Affiliate, (E) to the Holder’s family member or trust for the benefit of an individual Holder or (F) an assignment of all of such Holder’s Registrable Securities.

1.12 Standoff Agreement. Each Holder agrees in connection with any registration of the Company’s securities under the Securities Act on a registration statement on Form S-1 (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) that, upon request of the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, pledge or otherwise hypothecate or encumber, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days from the effective date of such registration in the case of a registration for the Company’s initial public offering) as may be requested by the underwriters in accordance with applicable law. The foregoing provisions of this Section 1.12 shall apply only to the initial public offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement and shall be applicable to the Holders only if all officers, directors, key employees and holders of 2% or more of the Company’s capital stock are bound by these terms. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 1.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 1.12 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior approval of the Holders of at least fifty-five percent (55%) of the Series C Preferred Stock then outstanding, together as a separate class, including at least two (2) Specified Series C Investors (as defined in the Purchase Agreement) enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included or (ii) to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Section 4.11

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1.14 Termination of Rights. The rights of any particular Holder to cause the Company to register securities under Sections 1.3, 1.4, and 1.5 shall terminate with respect to such Holder on the five year anniversary of the effective date of the Company’s IPO.

2. Right of First Refusal.

2.1 Right of First Refusal.

(a) Right of First Refusal. Subject to the terms and conditions contained in this Section 2.1, the Company hereby grants to each Investor the right of first refusal to purchase such Investor’s Pro Rata Portion of any New Securities which the Company may, from time to time, propose to issue and sell.

(b) Notice of Right. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue the same. Each Investor shall have twenty (20) days from the date of delivery of any such notice to agree to purchase up to such Investor’s Pro Rata Portion of such New Securities, for the price and upon the terms specified in the notice, by delivering written notice to the Company and stating therein the quantity of New Securities to be purchased.

(c) Lapse and Reinstatement of Right. The Company shall have sixty (60) days following the twenty (20) day period described in Section 2.1(b) to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of said agreement) to sell the New Securities with respect to which the Investors’ right of first refusal was not exercised, at a price and upon the same terms specified in the Company’s notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said sixty (60) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Investors in the manner provided above.

2.2 Assignment of Right of First Refusal. The right of first refusal granted hereunder may not be assigned or transferred, except that such right is assignable by each Investor that is an entity to any affiliated entity of such Investor (including without limitation by Beacon to an Affiliate); provided, however, that without the prior written consent of the Company (which consent may be withheld at the Company’s sole discretion) an Investor (other than Beacon) may not assign or transfer such right to its beneficial interest holders, such as limited partners, members or any other person having “beneficial ownership” of such Investor, as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Investor.

2.3 Termination of Right of First Refusal. The right of first refusal granted under Section 2.1 of this Agreement shall expire upon, and shall not be applicable to, a Qualified IPO (as defined in the Company’s Fifth Restated Certificate of Incorporation, as may be amended from time to time (the “Restated Certificate”), or the earlier conversion of all Preferred Stock into Common Stock.

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3. Affirmative Covenants of the Company. The Company hereby covenants and agrees, so long as any Investor holds Registrable Securities, as follows:

3.1 Financial Information. The Company will furnish to each Major Investor (except for a Major Investor reasonably deemed by the Company to be a competitor of the Company) the following reports:

(a) As soon as practicable after the end of each fiscal year, and in any event within one hundred eighty (180) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of national standing selected by the Company;

(b) As soon as practicable after the end of each of the first three (3) quarters of each fiscal year, and in any event within 45 days after the end of such fiscal quarter, unaudited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such quarterly period, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the corresponding quarterly periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail, except such financial statements need not contain the notes required by generally accepted accounting principles;

(c) As soon as practicable after the end of each calendar month, and in any event within 30 days after the end of such calendar month, unaudited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such calendar month, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such calendar month, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the corresponding quarterly periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail, except such financial statements need not contain the notes required by generally accepted accounting principles

(d) As soon as practicable, and in any event, no later than thirty (30) days prior to the close of each fiscal year of the Company, an annual operating plan and budget, prepared on a monthly basis, for the next fiscal year.

3.2 Inspection. The Company shall permit each Major Investor (except for a Major Investor reasonably deemed by the Company to be a competitor of the

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Company), at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and other records (and make copies and take extracts therefrom), and to discuss the Company’s affairs, finances and accounts with its officers and accountants, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information where and to the extent that the Company reasonably and in good faith believes that the withholding such information is necessary: (i) to protect confidential proprietary information, (ii) to preserve attorney-client, work product or similar privilege or (iii) to comply with the terms and conditions of confidentiality agreements with third parties (so long as such confidentiality agreements are entered into in the ordinary course of business consistent with past practice).

3.3 Key Person Life Insurance. The Company shall, if determined advisable by the Board, use its commercially reasonable efforts to maintain a “key person” term life insurance policy from a financially sound and reputable insurer on certain members of the Company’s management, which names the Company as sole beneficiary, which may contain customary provisions and exclusions.

3.4 Board Action. Subject to Section 5(b) and 5(c) of Article IV(B) of the Restated Certificate, the Company will not undertake the following actions without prior approval of the Board:

(a) enter into any contract with a value greater than $250,000 or incur any indebtedness of the Company in an amount greater than $250,000;

(b) create or issue any class or series of security not currently authorized by the Restated Certificate;

(c) consummate a Liquidation (as defined in the Restated Certificate); or

(d) declare or pay any dividend on the Preferred Stock or Common Stock of the Company (whether in the form of cash, stock or stock equivalents), other than for the purpose of effectuating a stock split or recapitalization of the Company.

3.5 Director and Officer Insurance. The Company shall, if determined advisable by the Board, use its commercially reasonable efforts to secure and maintain in full force and effect, director and officer liability insurance in an amount determined and approved by the Board.

3.6 Termination of Covenants. The covenants set forth in this Section 3 shall terminate and be of no further force or effect on the earlier to occur of (a) the date on which the Company is required to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and (b) the consummation of a Liquidation (as defined in the Restated Certificate).

3.7 Confidentiality. Each Investor agrees to hold in confidence and trust and not to misuse, and to use the same degree of care as such Investor uses to protect its own confidential information for, any information provided pursuant to this Section 3 which the

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Company identifies in writing as being proprietary or confidential and such Investor acknowledges that it will not, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose such information without the prior written consent of the Company except such information that (a) was in the public domain prior to the time it was furnished to such Investor, (b) is or becomes (through no willful improper action or inaction by such Investor) generally available to the public, (c) was in its possession or known by such Investor without restriction prior to receipt from the Company, (d) was rightfully disclosed to such Investor by a third party without restriction or (e) was independently developed without any use of the Company’s confidential information. Notwithstanding the foregoing, (i) each Investor may disclose such proprietary or confidential information to any officer, director, parent or affiliate of such Investor or legal counsel, accountants or representatives of for such Investor; (ii) each Investor that is a limited partnership or limited liability company, may disclose such proprietary or confidential information to any former partners or members who retained an economic interest in such Investor, current or prospective partner of the partnership or any subsequent partnership under common investment management, limited partner, general partner, member or management company of such Investor (or any employee or representative of any of the foregoing) or legal counsel, accountants or representatives for such Investor

4. Miscellaneous.

4.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to choice of laws or conflict of laws provisions thereof.

4.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement.

4.3 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Subject to the provisions of Section 4.10 below, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought, unless otherwise provided. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

4.4 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be (1) mailed by registered or certified mail, postage prepaid, return receipt requested, (2) sent by electronic mail or facsimile or (3) otherwise delivered by hand or by messenger, addressed (a) if to an Investor, at such Investor’s address set forth on Exhibit A, or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to any other holder of any Registrable Securities, at such address as such

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holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Registrable Securities who has so furnished an address to the Company, or (c) if to the Company, at its address set forth on the signature page of this Agreement addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors. Unless specifically stated otherwise, if notice is provided by mail, it shall be deemed to be delivered five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, if notice is delivered by electronic mail or facsimile, it shall be deemed to be delivered when sent during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, and if notice is delivered by hand or by messenger, it shall be deemed to be delivered upon actual delivery.

4.5 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Investor upon any breach or default of the Company under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.6 Dispute Resolution Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

4.7 Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered electronically or by facsimile (including without limitation transmission by .pdf or other fixed image form), each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

4.8 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

4.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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4.10 Amendment and Waiver. Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and an Investor or Investors holding, in the aggregate, more than fifty-five percent (55%) of the outstanding shares of Series C Preferred Stock, including at least two (2) Specified Series C Stockholders; provided however, that in the event that any amendment or waiver (on its face without reference to any outside information not expressly provided for in such amendment or waiver and without reference to the particular characteristics of any Investor (e.g., type and size of equity ownership or purchase price paid for such equity ownership)) adversely affects the obligations and/or rights of a Major Investor in a manner disproportionately different than the other Major Investors, such amendment or waiver shall also require the written consent of the majority of the Major Investors so adversely affected. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Investor and the Company whether or not such party entered into or approved such amendment or waiver. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Investors, or agree to accept alternatives to such performance, without obtaining the consent of any Investor. Notwithstanding anything to the contrary herein, no consent or approval of any Holder shall be required to add persons as parties to this Agreement as Investors or to revise Exhibit A to include such parties (it being understood that the proportionate adjustment in rights that would result from adding new parties shall not be deemed to be amendments which adversely affect the obligations and/or rights of any Major Investor in a manner materially and disproportionately different than any other Major Investor).

4.11 Additional Parties. Persons who become “Investors” after the effective date of this Agreement pursuant to and in accordance with the Series C Purchase Agreement or otherwise (each, an “Additional Party”), upon execution and delivery of counterpart signature pages to this Agreement, shall become parties hereto, each such Additional Party thereby agreeing to be bound by and subject to the terms of this Agreement as an Investor hereunder. Each such Additional Party shall thereafter shall be deemed an Investor for all purposes under this Agreement.

4.12 Effect of Amendment or Waiver. The Investors and their successors and assigns acknowledge that by the operation of Section 4.10 hereof Investors holding more than fifty-five percent (55%) of the outstanding shares of Series C Preferred Stock, including at least two (2) Specified Series C Stockholders, acting in conjunction with the Company, will have the right and power to diminish or eliminate any or all rights pursuant to this Agreement.

4.13 Rights of Investors. Each party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

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4.14 Aggregation of Stock. All shares of Preferred Stock and Common Stock of the Company held or acquired by affiliated entities or persons shall be aggregated for the purpose of determining the availability of any rights under this Agreement.

[THIS SPACE LEFT BLANK INTENTIONALLY]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COHERUS BIOSCIENCES, INC.

By:	/s/ Dennis M. Lanfear
Name:	Dennis M. Lanfear
Title:	President & Chief Executive Officer
Address for Notice: 201 Redwood Shores Parkway Suite 200 Redwood City, CA 94065

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BEACON BIOVENTURES FUND III LIMITED PARTNERSHIP

By: Beacon Bioventures Advisors Fund III Limited Partnership, its General Partner

By: Impressa Management LLC, its General PArtner

By:	/s/ Paul Mucci
Name: Paul Mucci
Title: President

Address for Notice:
[Redacted]

25.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CADUCEUS MEDICAL HOLDINGS, LLC

/s/ Mats Wahlström
Name: Mats Wahlström
Title: CEO & Chairman

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COOK PHARMICA LLC

/s/ Tedd M. Green
Name: Tedd M. Green
Title: President

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ROBERT DARIENZO

/s/ Robert Darienzo

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

JOSÉ CORREIA DA SILVA

/s/ José Correia Da Silva

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DFA CONSULTING

By:	/s/ Roberto Darienzo
Name: Robert Darienzo
Title: Owner

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EUROLIFE INVESTMENTS CORP.

By:	/s/ José Correia da Silva
Name: José Correia da Silva
Title: Attorney

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DOUGLAS H. FARRAR

/s/ Douglas H. Farrar

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BARBARA FINCK

/s/ Barbara Fink

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

STEPHEN C. GLOVER

/s/ Stephen C. Glover

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MARION L. GUYER

/s/ Marion L. Guyer

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

H. BARTON CO-INVEST FUND II, LLC

By: H. Barton Asset Management, LLC
Its: Managing Member

By:	/s/ Harris Barton
Title: Managing Member

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HELIX FOUNDERS’ FUND, L.P.

By: HFF GP L.L.C., its General Partner
Its: General Partner

By:	/s/ Graham K. Crooke
Name: Graham K. Crooke
Title: Member

Address for Notice:
[Redcated]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KERRY R. HICKS

/s/ Kerry R. Hicks

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MATTHEW R. HOOPER

/s/ Matthew R. Hooper

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DANIEL CRAIG JENNINGS

/s/ Daniel Craig Jennings

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KKR BIOSIMILAR L.P.

By: KKR Biosimiliar GP LLC
Its: General Partner

By:	/s/ Ali J. Satvat
Name: Ali J. Satvat
Title: Vice President

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

KMG CAPITAL PARTNERS, LLC

/s/ Mats Wahlström
By: Mats Wahlström
Title: CEO & Chairman

Address:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LANFEAR CAPITAL ADVISORS, LLC

/s/ Dennis M. Lanfear
By: Dennis M. Lanfear
Title:

Address:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DENNIS M. LANFEAR, AS TRUSTEE OF THE LANFEAR REVOCABLE TRUST, DATED JANUARY 27, 2004, AS RESTATED

/s/ Dennis M. Lanfear
By: Dennis M. Lanfear
Title: Trustee

Address:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DENNIS M. LANFEAR

/s/ Dennis M. Lanfear

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LEONARD CAPITAL, LLC

/s/ Mats Wahlström
Name: Mats Wahlström
Title: CEO & Chairman

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LILLY VENTURES FUND I, LLC

/s/ S. Edward Torres
Name: S. Edward Torres
Title: Managing Director

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MX II ASSOCIATES, LLC

/s/ August J. Troendle
Name: August J. Troendle
Title: Manager

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MEDPACE INVESTORS, LLC

/s/ August J. Troendle
Name: August J. Troendle
Title: Manager

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AUGUST J. TROENDLE

/s/ August J. Troendle

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

GEORGE G. MONTGOMERY

/s/ George G. Montgomery

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NTPR VENTURES LP

By:	/s/ Pedro Vergene-Marini, M.D.
Name: Pedro Vergene-Marini, M.D.
Title: Managing Partner

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

REGŐS AG, BROSSWALDENGASSE 12, 6900 BREGENZ, AUSTRIA – MANAGING DIRECTOR DR. NIKOLAUS F. RETSCHLER

By:	/s/ Nikolaus F. Rentschler
Name: Nikolaus F. Rentschler
Title: Managing Director

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CHRISTOS RICHARDS

/s/ Christos Richards

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ROCK SPRINGS CAPITAL MASTER FUND LP

By:	/s/ Jeffrey Annecchino
Name: Jeffrey Annecchino
Title: Authorized Signatory

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SOFINNOVA VENTURE PARTNERS VII, L.P.

By:	Sofinnova Management VII, L.L.C.
Its General Partner

/s/ James I. Healy
Name: James I. Healy
Title: Managing Member

Address:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SURAZAL LIMITED PARTNERSHIP

/s/ Karen Lazarus
Name: Karen Lazarus
Title: President

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE ALAN C. & AGNÈS B. MENDELSON FAMILY TRUST

/s/ Alan C. Mendelson
Name: Alan C. Mendelson
Title: Trustee

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

VENROCK ASSOCIATES VI, L.P.

By:	Venrock Management VI, LLC
Its:	General Partner

VENROCK PARTNERS VI, L.P.

By:	Venrock Management VI, LLC
Its:	General Partner

By:	/s/ David L. Stepp
Name: David L. Stepp
Title: Authorized Signatory

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

VENROCK HEALTHCARE CAPITAL PARTNERS L.P.

By:	VHCP Management, LLC
Its:	General Partner

VHCP CO-INVESTMENT HOLDINGS, LLC

By:	VHCP Management, LLC
Its:	General Partner

By:	/s/ David L. Stepp
Name: David L. Stepp
Title: Authorized Signatory

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

VIVO VENTURES FUND V, L.P.

By:	Vivo Ventures V, LLC
Its:	General Partner

By:	/s/ Edgar Engleman
Name: Edgar Engleman
Title: Managing Member

Address for Notice:
[Redacted]

VIVO VENTURES V AFFILIATES FUND, L.P.

By:	VHCP Management, LLC
Its:	General Partner

By:	/s/ Edgar Engleman
Name: Edgar Engleman
Title: Managing Member

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

VP COMPANY INVESTMENTS 2008, LLC

By:	/s/ Alan C. Mendelson
Name: Alan C. Mendelson
Title: Partner

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

JOHN T. WYNNE

/s/ John T. Wynne

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LOIS A. YAMASHITA

/s/ Lois A. Yamashita

Address for Notice:
[Redacted]

SIGNATURE PAGE TO COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

EXHIBIT A

SCHEDULE OF INVESTORS

Asset Management Partners 2004 L.P.

David M. Brand

Laura I. Bushnell, Esq.

Stuart E. Builder, Ph.D.

Caduceus Medical Holdings, LLC

Kelly Close

Cook Pharmica LLC

DFA Consulting

Daiichi Sankyo Company, Limited

Roberto Darienzo

José Correia Da Silva

Eric Easom

Eurolife Investments Corp.

Douglas H. Farrar

Barbara Finck

Martin I. Freed

Stephen C. Glover

Marion L. Guyer

Helix Founders’ Fund, L.P.

Alan C. Herman Kerry R. Hicks

Matthew R. Hooper

Daniel Craig Jennings

KMG Capital Partners, LLC

Howard W. Lanfear III and Karen A. Lanfear

Lanfear Capital Advisors, LLC

Dennis M. Lanfear

Legacy BioDesign LLC

Leonard Capital, LLC

Lilly Ventures Fund I, LLC

Mantzoros Consulting LLC

Mendelson Family Trust

MX II Associates, LLC

Medpace, Inc.

George G. Montgomery

NTPR Ventures LP

Oasis Investing Limited

Olsen International Limited

Christos Richards

Lowell E. Sears

Sears Family Trust DTD 3/11/91

Eric S. Sharps

Skyline Venture Partners VII, L.P.

Sofinnova Venture Partners VII, L.P.

Surazal Limited Partnership

Marcelo Turrin

Debra Thoma Vallner

Venrock Associates VI, L.P.

Venrock Partners VI, L.P.

Vivo Ventures Fund V, L.P.

Vivo Ventures V Affiliates Fund, L.P.

VP Company Investments 2008 LLC

John T. Wynne

Lois A. Yamashita

KKR Biosimilar L.P.

Venrock Healthcare Capital Partners, L.P.

VHCP Co-Investment Holdings, LLC

Beacon Bioventures Fund III Limited Partnership

Rock Springs Capital Master Fund LP

H. Barton Co-Invest Fund II, LLC

Regös AG

RA Capital Healthcare Fund, LP

COHERUS BIOSCIENCES, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

May 9, 2014